Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Square, Inc.:

We consent to the use of our report incorporated herein by reference dated March 27, 2015.

/s/ KPMG LLP

San Francisco, California

November 18, 2015